Exhibit 21(b)

               Monthly Certificateholders' Statement

               Sears Credit Account Master Trust II

                 Series 1994-2 Monthly Statement

Distribution Date: July 15, 1997   Due Period Ending: June, 1997

Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994 by and among Sears, Roebuck and Co., Sears Receivables Financing Group, Inc. and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and Distribution Date listed above is set forth below:

1.Payments or Allocations to Series 1994-2 Investors this Due
  Period

                     Total             Interest       Principal
Series 1994-2

  Class A        $43,680,555.56     $2,013,888.89  $41,666,666.67

  Class B           $142,500.00       $142,500.00           $0.00

  Class C         $1,609,618.29             $0.00   $1,609,618.29


2.Principal Receivables at the end of the Due Period

  (a)   TOTAL PRINCIPAL RECEIVABLES
        IN THE TRUST                            $8,210,225,624.29

        Aggregate Investor Interest             $6,620,542,578.90

        Seller Interest                         $1,589,683,045.39

  (b)   INVESTOR INTEREST BY GROUPS

        Group One Investor Interest             $6,620,542,578.90

(c)   INVESTOR INTEREST BY SERIES

     Series 1994-1 Investor Interest          $842,697,000.00
     Series 1994-2 Investor Interest          $344,487,578.90
     Series 1995-1 Investor Interest          $224,720,000.00
     Series 1995-2 Investor Interest          $674,158,000.00
     Series 1995-3 Investor Interest          $561,830,000.00
     Series 1995-4 Investor Interest          $561,830,000.00
     Series 1995-5 Investor Interest          $568,250,000.00
     Series 1996-1 Investor Interest          $561,830,000.00
     Series 1996-2 Investor Interest          $561,830,000.00
     Series 1996-3 Investor Interest          $561,830,000.00
     Series 1996-4 Investor Interest          $561,830,000.00
     Series 1996-5 Investor Interest          $595,250,000.00

  (d)   INVESTOR INTEREST BY CLASS (SERIES 1994-2)

     Class A Investor Interest                $291,666,666.65
     Class B Investor Interest                 $22,500,000.00
     Class C Investor Interest                 $30,320,912.25
                                               ______________

     TOTAL CLASS INVESTOR  INTEREST           $344,487,578.90


3.Allocation of Collections During the Due Period

  (a)   TOTAL COLLECTIONS                        $550,536,101.47

        Principal Receivables Collected          $416,095,714.85

        Finance Charge Receivables Collected     $134,440,386.62

                           Finance Charge   Principal    Yield
                           Collections   Collections   Collection
(b)    ALLOCATION OF
        COLLECTIONS WITH
        RESPECT TO THE
        INVESTOR INTEREST
        AND THE SELLER INTEREST

        Aggregate Investor
        Allocation (Aggregate
        Investor Percentage
        multiplied by total
        Collections received
        during the Due
        Period)          $108,536,660.72    $335,923,159.37  N/A

        Seller Allocation (Seller
        Percentage multiplied by
        total Collections received
        during the Due
        Period)           $25,903,725.92     $80,172,555.48   N/A

  (c)   Group One
        Allocation        $108,536,660.72    $335,923,159.37  N/A

  (d)   Series 1994-2
        Allocation          $6,315,687.11     $19,547,179.31  N/A

  (e)   Reallocations of
        Collections to Series
        1994-2 from other
        series in Group One         $0.00     $23,729,105.64  N/A

  4. Information Concerning Controlled Amortization Amount

                  Amount Distributed     Total Distributions
                   this Due Period     through this Due Period


        SERIES 1994-2 BY CLASS:

          Class A      $41,666,666.67        $208,333,333.35

          Class B               $0.00                  $0.00

          Class C       $1,609,618.29          $9,009,087.75


  5. Investor Charged-Off Amounts
                                              This Due Period

     (a)  Group One (the sum of the Series
          Investor Charged-Off Amounts for
          all Series in Group One)            $42,668,668.01

     (b)  Series 1994-2 (the sum of the
          Class Investor Charged-Off
          Amounts for all Classes in
          Series 1994-2)                       $2,482,865.74

     (c)  Series 1994-2 By Class:

          Class A (Class A Percentage
          multiplied by the Charged-Off
          Amount)                              $2,134,345.13

          Class B (Class B Percentage multiplied
          by the Charged-Off Amount)             $144,068.30

          Class C (Class C Percentage multiplied
          by the Charged-Off Amount)             $204,452.32


  6. Investor Losses
                                                  Total

     (a)  Group  One                                   $0.00

     (b)Series 1994-2                                  $0.00
     (c)Series 1994-2 By Class:

        Class A                                        $0.00
        Class B                                        $0.00

        Class C                                        $0.00

  7. Monthly Servicing Fee Payable This Due Period

     SELLER SERVICING FEE                      $2,650,682.52

     INVESTOR SERVICING FEE

     (a)Group One                             $11,073,295.31

     (b)Series 1994-2                            $646,273.11

  8. Performance Analysis

     (a)Portfolio Yield (Finance Charge Collections
        during the Due Period divided by Principal
        Receivables in the Trust as of the first
        day of the Due Period)                        19.54%

     (b)Charge-Offs (Charged-Off Amounts during
        the Due Period divided by Principal
        Receivables in the Trust as of the
        first day of the Due Period)                   7.68%

     (c)Investor Servicing Fee Percentage
        (weighted  average of Investor Servicing
        Fees for Series 1994-2)                        2.00%

     (d)Weighted Average Certificate Rate
        (weighted average certificate rates for all
        classes of Series 1994-2)                      6.67%

     (e)Series Excess Servicing Percentage (Portfolio
        Yield minus the sum of Charge-Offs, the
        Investor Servicing Fee Percentage and the
        Weighted Average Certificate Rate)             3.19%

     (f)Total Payment Rate (Aggregate Collections
        during the Due Period divided by the aggregate
        amount of Receivables in the Trust as of
        the first day of the Due Period)               6.56%


  9. Summary Delinquency Aging Information

        The aging of delinquent receivables is summarized as follows (1):

                                         June, 1997
        Delinquencies as a % of balances
           60 - 89 days past due.........           1.72%
           90 - 119 days past due........           1.25%
           120 days or more past due.....             2.55%
        Total Delinquencies                           5.52%
 (1)An account is considered delinquent when it is past due a total of three or more scheduled monthly payments. Delinquencies as of the end of each month are divided by balances at the beginning of each such month.

                              THE FIRST NATIONAL BANK OF CHICAGO,
                                as Trustee



                              By:_____________________________
                                   /S/ J. G. Finley